Exhibit 99.1

NeuroOne Reports Fiscal Q1 2026 Financial Results; Expects
Product Revenue of At Least $10.5 Million in Fiscal Year 2026

Nearly 50% of all Ablations Since OneRF® Ablation System Product Launch in 2024
were Performed in Fiscal Q1 2026, Showing Growing Adoption

Following FDA 510(k) Clearance, Successfully Completed Nine Trigeminal Neuralgia
Cases to Date, with All Patients Reportedly Pain Free*

Management to Host Conference Call Today at 8:30 a.m. Eastern Time

EDEN PRAIRIE, Minn., February 17, 2026 -- NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (“NeuroOne” or the “Company”), a medical technology company dedicated to transforming the surgical diagnosis and treatment of neurological disorders, has reported financial results and a business update for the first quarter of fiscal year 2026 ended December 31, 2025.

Company Highlights

●	The Company expects an increase in product revenue to at least $10.5 million in fiscal year 2026, representing an increase of at least 17% when compared to product revenue of $9.1 million in fiscal year 2025.

●	Successfully received FDA 510(k) Clearance for OneRF® Trigeminal Nerve Ablation System to treat facial pain ahead of schedule, further validating the OneRF® technology platform and offering alternatives to pharmaceutical and invasive surgical treatments. To date, the Company successfully completed nine cases using radiofrequency lesions for the treatment of facial pain, a completely new market for NeuroOne.

●	Advanced discussions with potential tier-one strategic partners for the OneRF® Trigeminal Neuralgia Ablation System for facial pain, Basivertebral Nerve Ablation System for lower back pain, and percutaneous paddle lead for lower back pain, all of which would be completely new markets for NeuroOne.

●	Continued expansion of the Company’s intellectual property portfolio in the U.S. and Europe by securing key patents that allow the Company to protect and expand NeuroOne’s platform technology. NeuroOne’s patent portfolio now includes 13 issued and pending patents in the U.S., as well as 4 internationally.

●	Drug delivery system targeting to be commercially available for use in investigational clinical studies or animal studies in Q3 fiscal 2026 due to expedited progress.

●	Confirmed the validity of and potential opportunity for the Basivertebral Nerve Ablation System based on multiple meetings with our advisory board pain specialists.

●	Scheduled long-term animal studies for percutaneous paddle electrode for spinal cord stimulation to begin in the second quarter of fiscal 2026.

●	Appointed Jason Mills to the Board of Directors in December 2025, a veteran medical technology executive to strengthen governance, provide strategic experience and industry relationships.

Management Commentary

“The momentum we established in fiscal 2025 has accelerated into the first quarter, with progress across all target markets leveraging our OneRF® platform technology,” said Dave Rosa, CEO of NeuroOne. “With a record number of ablations performed in the first quarter of fiscal 2026, we’ve demonstrated the continued expansion and real-world benefits of our technology. Following our FDA 510(k) clearance to treat facial pain in August, we successfully completed our first nine cases, with all patients reportedly pain free*. In addition, we scheduled chronic animal studies to start next quarter for our percutaneous paddle electrode system for lower back pain, confirmed the validity of our basivertebral nerve ablation system for lower back pain and expect to be commercial-ready for our drug delivery system to be used in investigational clinical studies or animal studies by the end of the third quarter of fiscal 2026.”

“With several new markets targeted, we have also advanced discussions with a number of potential tier-one strategic partners to accelerate our growth. Today, we are more confident than ever in our ability to deliver technologies that offer both patient and physician benefits compared to competing systems. As of today, we expect product revenue in fiscal year 2026 to be at least $10.5 million, representing an increase of at least 17% when compared to fiscal year 2025,” concluded Rosa.

Operational Highlights and Updates

sEEG-Based Drug Delivery Program:

●	Expect to be commercial-ready for use in investigational clinical studies or animals in Q3 fiscal 2026. This timeline is ahead of schedule by six months.

●	Establishing physician advisory board to evaluate the treatment of glioblastomas.

●	Focusing on glioblastomas (brain tumors), gene and cell-based therapies.

●	FDA regulatory pathway strategy in process.

●	Continuing diligence discussions with two organizations regarding a potential partnership.

OneRF® Ablation System in the Brain:

●	Record number of patients were treated with the OneRF® brain ablation system in Q1 fiscal 2026.

●	First cases expected to be completed in July 2026 for our post-market patient registry designed to obtain outcomes data.

●	Doctors from the Mayo Clinic in Jacksonville, Florida provided their positive experience with the system at Zimmer’s booth at the American Epilepsy Society Meeting in December 2025.

●	Continuing to make progress on ISO 13485 certification for Outside the U.S. (“OUS”) distribution and a second audit scheduled in April 2026 with our notified body.

●	Professional pianist from Chicago was able to resume his career after receiving an ablation with the system*.

OneRF® Trigeminal Nerve Ablation System:

●	Successfully completed nine cases to-date using the OneRF® Trigeminal Nerve Ablation System, with all patients reportedly pain free*.

●	Limited market release expected to be completed by end of the second quarter of fiscal 2026.

●	Evaluating direct distribution versus partnership opportunity.

Spinal Cord Stimulation Percutaneous Paddle Lead Program:

●	Initiating 6-month animal study in second quarter of fiscal 2026 in preparation for first-in-man study.

●	System was displayed and/or papers presented at the Business of Pain Meeting, NANS meetings.

●	Company in diligence discussions with potential strategic partners to accelerate time to commercialization.

Basivertebral Nerve Ablation

●	Held multiple advisory board meetings of leading pain specialists with experience performing procedures to confirm product platform.

●	Key Opinion Leaders validated system’s benefits.

●	Strategy remains to leverage OneRF® generator, temperature probe, and ablation electrode while outsourcing access tools.

●	Company in advanced discussions with multiple potential strategic partners.

First Quarter Fiscal 2026 Financial Results

Product revenue was $2.9 million in the first quarter of fiscal 2026, compared to product revenue of $3.3 million in the first quarter of fiscal 2025. The slight decrease was due to the initial stocking order from Zimmer, which occurred in the first quarter of fiscal 2025. On a sequential basis, product revenue increased 5.5%, compared to $2.7 million in the fourth quarter of fiscal 2025. The Company had no license revenue in the first quarter of fiscal 2026, compared to license revenue of $3.0 million in the first quarter of fiscal 2025, which was derived from the expanded exclusive distribution agreement with Zimmer.

Product gross profit was $1.6 million, or 54.2% of revenue, in the first quarter of fiscal 2026, compared to product gross profit of $1.9 million, or 58.9% of revenue, in the same quarter of the prior fiscal year. On a sequential basis, product gross profit increased 2.6%, compared to $1.5 million in the fourth quarter of fiscal 2025.

Total operating expenses were $3.3 million in the first quarter of fiscal 2026, compared to $3.2 million in the same quarter of the prior year. Research & Development expense in the first quarter of fiscal 2026 was $1.4 million, compared to $1.2 million in the same quarter of the prior year. Selling, General & Administrative expense in the first quarter of fiscal 2026 decreased 7.7% to $1.9 million, compared to $2.0 million in the same quarter of the prior year.

Net loss in the first quarter of fiscal 2026 was $1.4 million, or ($0.03) per share, compared to net income of $1.8 million, or $0.06 per share, in the same quarter of the prior year. Net income in the first quarter of fiscal 2025 included license revenue of $3.0 million related to the distribution license granted to Zimmer for the OneRF® brain ablation system in October 2024.

As of December 31, 2025, the Company had cash and cash equivalents of $3.6 million, compared to $6.6 million as of September 30, 2025. Of note, NeuroOne believes it is funded through fiscal 2026, potentially longer if certain milestones are hit.

The Company had working capital of $6.8 million as of December 31, 2025, compared to working capital of $7.9 million as of September 30, 2025. The Company had no debt outstanding as of December 31, 2025.

Conference Call and Webcast

Management will host an investor conference call and webcast today, Tuesday, February 17, 2026, at 8:30 a.m. Eastern time to discuss the Company’s first quarter fiscal 2026 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Date: Wednesday, February 17, 2026

Time: 8:30 a.m. Eastern Time

U.S. Dial-In (Toll Free): 888-506-0062

International Dial-In: 973-528-0011

Participant Access Code: 393318

Webcast: Webcast Link

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Tuesday, March 3, 2026. To listen, please call 877-481-4010 within the United States or 919-882-2331 when calling internationally, using replay passcode 53566. A webcast replay will also be available using the webcast link above through Tuesday, March 3, 2026.

About NeuroOne

NeuroOne Medical Technologies Corporation is a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders. NeuroOne markets a minimally invasive and high-definition/high-precision electrode technology platform with four FDA-cleared product families: Evo® Cortical Electrodes, Evo® sEEG Electrodes, OneRF® Ablation System (for brain), and OneRF® Trigeminal Nerve Ablation System. These solutions offer the potential to reduce the number of hospitalizations and surgical procedures, lower costs, and improve patient outcomes by offering combination diagnostic and therapeutic functions. The Company is engaged in research and development for drug delivery and spinal cord stimulation programs. For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “forecasts,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the Company’s 2026 revenue guidance; the continued development of the Company’s electrode technology program (including its drug delivery program, Basivertebral Nerve Ablation System and spinal cord stimulation program); business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks related to whether the Company will continue to maintain compliance with all Nasdaq continued listing requirements, risks that our strategic partnerships may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks related to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

*	Disclaimer: This recounts several patients’ experiences and may not be representative of all patient outcomes.

IR Contact
MZ Group – MZ North America
NMTC@mzgroup.us

NeuroOne Medical Technologies Corporation

Condensed Balance Sheets

(Unaudited)

	As of
	December 31,	September 30,
	2025	2025

Assets
Current assets:
Cash and cash equivalents	$3,561,616	$6,570,382
Accounts receivable	2,661,867	1,264,805
Inventory, net	1,666,147	2,226,805
Deferred offering costs	22,920	22,920
Prepaid expenses	154,527	141,372
Total current assets	8,067,077	10,226,284
Intangible assets, net	39,368	44,946
Right-of-use asset	226,251	255,195
Property and equipment, net	244,906	259,222
Total assets	$8,577,602	$10,785,647

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$552,332	$1,010,369
Accrued expenses and other liabilities	706,112	1,292,714
Total current liabilities	1,258,444	2,303,083
Warrant liability	806,859	1,266,894
Operating lease liability, long term	110,374	143,148
Total liabilities	2,175,677	3,713,125

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 50,413,148 and 50,006,464 shares issued and outstanding as of December 31, 2025 and September 30, 2025, respectively.	50,413	50,006
Additional paid–in capital	86,399,189	85,632,303
Accumulated deficit	(80,047,677)	(78,609,787)
Total stockholders’ equity	6,401,925	7,072,522
Total liabilities and stockholders’ equity	$8,577,602	$10,785,647

NeuroOne Medical Technologies Corporation

Condensed Statements of Operations

(unaudited)

	For the three months ended December 31,
	2025	2024

Product revenue	$2,892,635	$3,274,167
Cost of product revenue	1,324,807	1,347,278
Product gross profit	1,567,828	1,926,889

License revenue	—	3,000,000

Operating expenses:
Selling, general and administrative	1,885,455	2,043,454
Research and development	1,389,680	1,172,228
Total operating expenses	3,275,135	3,215,682
(Loss) income from operations	(1,707,307)	1,711,207
Fair value change in warrant liability	222,740	389,445
Financing costs	—	(324,738)
Other income	46,677	9,408
(Loss) income before income taxes	(1,437,890)	1,785,322
Provision for income taxes	—	—
Net (loss) income	$(1,437,890)	$1,785,322
Net (loss) income per share:
Basic	$(0.03)	$0.06
Diluted	$(0.03)	$0.06
Number of shares used in per share calculations:
Basic	50,331,155	30,837,524
Diluted	50,331,155	30,880,415